Exhibit 10.5

ALLEGHENY TECHNOLOGIES INCORPORATED
2015 INCENTIVE PLAN
ADMINISTRATIVE RULES FOR THE
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PROGRAM
Effective as of May 1, 2015

Article I. Adoption and Purpose of the Program
1.01 Adoption. These administrative rules were initially adopted by the Nominating and Governance Committee of the Board of Directors as a part of the Allegheny Technologies Incorporated 2015 Incentive Plan, as amended (the “Plan”) pursuant to the authority reserved in Section 3.1 of the Plan. This Non-Employee Director Restricted Stock Program (the “Non-Employee Director Restricted Stock Program”) is part of the Non-Employee Director Compensation Program, as approved by the Board of Directors on December 5, 2014 and effective January 1, 2015, (the “Non-Employee Director Compensation Program”) and shall be the guidelines for making certain automatic grants of Restricted Stock under Article VII of the Plan and administering the grants once made.
1.02 Purpose. The purposes of the Non-Employee Director Restricted Stock Program are (i) to assist the Company in retaining non-employee Directors of the Company who will contribute independent judgment and business experience to the success of the Company, (ii) to provide a means of encouraging non-employee Directors to acquire and hold shares of Company Common Stock and (iii) provide an opportunity to non-employee Directors to share in the growth of the Company achieved during their respective tenures as Directors.
Article II. Definitions
For purposes of these administrative rules, the capitalized terms set forth below shall have the following meanings. Capitalized terms used but not defined in these administrative rules shall have the same meanings as in the Plan.
2.01 Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of a Restricted Stock Award granted to a Participant pursuant to Article VI of these administrative rules, which terms and conditions may be set forth by incorporation of these administrative rules.
2.02 Board means the Board of Directors of the Company.
2.03 Business Day means any day on which the New York Stock Exchange shall be open for trading.
2.04 Cause means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Company’s right to operate its business in the manner in which it is now operated.
2.05 Change in Control means Change in Control as defined in the Plan.
2.06 Committee means the Nominating and Governance Committee of the Board.
2.07 Company means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.
2.08 Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.
2.09 Date of Grant means the Business Day as of which a Restricted Stock Award is granted in accordance with Article VI of these administrative rules.
2.10 Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.11 Effective Date means May 1, 2015, upon approval by the stockholders of the Company of the Plan.
2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.
2.13 Fair Market Value means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for the New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.
2.14 Non-Employee Director Compensation Program shall have the meaning set forth in Section 1.01 of these administrative rules.
2.15 Non-Employee Director Restricted Stock Program shall have the meaning set forth in Section 1.01 of these administrative rules.
2.16 Outstanding Stock means, at any time, the issued and outstanding Common Stock.
2.17 Participant means all persons elected and qualified as non-employee Directors eligible to participate in and receive Restricted Stock Awards under Articles V and VI of these administrative rules.
2.18 Plan means the Allegheny Technologies Incorporated 2015 Incentive Plan, as may be amended from time to time.
2.19 Retirement means a cessation of membership on the Company’s Board of Directors for reasons other than Cause with the consent of the Board after rendering no less than one term of service as a non-employee Director.
2.20 Restricted Period means absent a different period set forth by the Committee with respect to a Restricted Stock Award, the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant.
2.21 Restricted Stock means shares of Common Stock subject to the restrictions set forth in these administrative rules or in an Award Agreement.
2.22 Restricted Stock Award means a grant of Restricted Stock under Article VI of these administrative rules.
2.23 Common Stock means Common Stock, par value $0.10 per share, of the Company.
2.24 Withholding Obligations means the amount of federal, state and local income and payroll taxes if any the Company determines in good faith must be withheld with respect to the vesting of a Restricted Stock Award. Withholding Obligations may be settled by the Participant, as permitted by the Committee in its discretion, in shares of Common Stock, cash, previously owned shares of Stock or any combination of the foregoing.
Article III. Administration
In addition to any power reserved to the Committee under Article III of the Plan, the Non-Employee Director Restricted Stock Program shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Non-Employee Director Restricted Stock Program and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Non-Employee Director Restricted Stock Program, to modify these administrative rules for the Non-Employee Director Restricted Stock Program under and make such other determinations in connection with the Non-Employee Director Restricted Stock Program as it may deem necessary or advisable. It is the intent of these administrative rules and of the Committee in adopting these administrative rules to have the Non-Employee Director Restricted Stock Program to operate as automatically and without exercise of discretion except to the extent necessary to supplement the administrative rules.
Article IV. Stock Issuable under the Non-Employee Director Compensation Program
4.01 Number of Shares of Stock Issuable. The Stock to be offered under the Non-Employee Director Restricted Stock Program shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Company and held in its treasury.
4.02 Shares Subject to Terminated Awards. Shares of Restricted Stock forfeited as provided in Section 6.03 of these administrative rules may again be issued under the Non-Employee Director Restricted Stock Program.
Article V. Participation
5.01 Participants. Participants in the Non-Employee Director Restricted Stock Program shall be non-employee Directors of the Company. Each non-employee Director shall be automatically eligible for participation in this Non-Employee Director Restricted Stock Program immediately upon such person’s election and qualification as a non-employee Director. No designation shall be required in order for a non-employee Director to be or become eligible for participation or to participate in this Non-Employee Director Restricted Stock Program. Each Participant shall be eligible for grants of Restricted Stock as of the next scheduled grant date as provided by the Non-Employee Director Restricted Stock Program. Upon a person’s election and qualification as a non-employee Director, the Committee shall promptly provide to each such person these administrative rules and confirm the person’s eligibility to participate in the Non-Employee Director Restricted Program.
Article VI. Grants under the Non-Employee Director Compensation Program
6.01 Automatic Grants. Participants shall be automatically entitled to grants of shares of Restricted Stock as determined under these administrative rules. The Committee (or its designee, who may be an employee of the Company) shall promptly document each automatic grant in an Award Agreement and/or shares of Common Stock bearing a legend limiting the sale thereof. However, any delay in the documentation of an automatic grant shall not diminish the Participants rights thereto.
6.02 Determination of Grants. Each Participant shall be entitled to and shall receive a grant of a Restricted Stock Award with a value, determined using the Fair Market Value on the Date of Grant, equal to $100,000 (or such other amount as the Board may determine from time to time) in each calendar year.
(a) For continuing non-employee directors, grants shall be made once annually on the second Business Day after the date on which the annual meeting of stockholders is held, or if no such meeting is held, at such other time as the Board or the Committee may determine. The number of shares granted shall be determined by dividing $100,000 (or the rate then in effect) by the Fair Market Value on the Date of Grant, rounded to the next greater whole number share.
(b) For a non-employee director who joins the Board, the value of the Restricted Stock Award to be granted to such director shall be $100,000 (or the rate then in effect) multiplied by the fraction consisting of the number of months to be served in that calendar year divided by twelve. The number of shares granted shall be determined by dividing such amount by the Fair Market Value on the Date of Grant, rounded to the next greater whole number share. In this instance, the Date of Grant shall be the later of the date that the non-employee director joins the Board or the second Business Day after the date of the annual meeting for the then-current calendar year.
Article VII. Determination of Performance Reward Criteria and Delivery of Stock
7.01 Restrictions. Unless the Committee provides for additional restrictions:
(a) None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period and any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of the shares of Restricted Stock shall automatically and without further action by the Committee cause the Restricted Stock Award and shares of Restricted Stock evidenced thereby to be forfeited; (b) the shares of Restricted Stock shall be forfeited without further action of the Committee or the Company if the Participant ceases to be a member of the Board of Directors for reasons other than those permitted under Section 7.02 of these administrative rules and (c) the Restricted Stock shall be held in the custody of the Company or its designee until such time as the Restricted Period shall have been completed. The shares of Restricted Stock shall bear the following legend:
THE TRANSFERABILITY OF THESE SHARES IS SUBJECT TO THE TERMS AND CONDITIONS SET OUT IN ADMINISTRATIVE RULES FOR THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PROGRAM PROMULGATED UNDER THE ALLEGHENY TECHNOLOGIES INCORPORATED 2015 INCENTIVE PLAN. A COPY OF THOSE ADMINISTRATIVE RULES IS ON FILE AT THE OFFICE OF THE COMPANY.
7.02 Vesting of Restricted Stock. The Restricted Period will end and shares of Restricted Stock shall vest and become the property of each Participant at the end of the Restricted Period of that Restricted Stock Award, provided the Participant is then a member of the Board of Directors or if earlier upon the death, Disability or Retirement of the Participant.
7.03 Delivery of Shares. Except as may be provided by the Committee or elected by a Participant pursuant to this Section 7.03, shares without restrictive legends shall be delivered to the Participant as promptly as possible after the end of the Restricted Period with respect to a restricted Stock Award. If, in the reasonable judgment of the Committee or its designee, the Company has Withholding Obligations with respect to a particular Restricted Stock Award, the shares without the restrictive legend shall not be delivered to the Participant unless or until the Withholding Obligations are satisfied in a manner acceptable to the Committee. All shares without restrictive legends shall be delivered to the Participant by placing such shares or causing such shares to be placed in the U.S. mail, postage prepaid, to the address indicated by the Participant.
Article VIII. Miscellaneous
8.01 Application of Provisions of Plan. Except as set forth in these administrative rules, the provisions of the Plan shall apply to these administrative rules and are incorporated herein as if set forth at length.

8.02 Change in Control. In the event of a Change in Control, all then uncompleted Restricted Periods shall end and the Restricted Stock shall vest immediately coincident with the Change in Control. In addition, shares for which a Participant elected a deferral of delivery under Section 7.03 shall be delivered to the Participant coincident with the Change in Control. The intent of this provision is to permit and facilitate the Participant’s ability to deliver shares for sale or exchange in connection with that Change in Control.
8.03 Securities Laws Restrictions. Any Restricted Stock Award denominated in Common Stock shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition to the granting of a Restricted Stock Award or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of an award or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee. It is intended, unless the Committee determines otherwise, that the Non-Employee Director Restricted Stock Program complies with Rule 16b-3 as issued by the Securities and Exchange Commission. All interpretations of the Non-Employee Director Restricted Stock Program relating to Statutory Insiders shall be consistent with that Rule 16b-3 and the Exchange Act. In order to maintain compliance with any of Rule 16b-3 or the Exchange Act, the Committee may adopt such other administrative rules or provide restrictions on outstanding Restricted Stock Awards as it in its discretion shall deem necessary and such administrative rules or restrictions shall apply to outstanding Restricted Stock Awards as if set forth in these administrative rules or an applicable Award Agreement.
8.04 Investment Representation. By accepting a Restricted Stock Award, each Participant shall agree that the shares acquired in connection with that Restricted Stock Award are acquired for investment and not for resale or with a view to the distribution thereof and, upon demand, each Participant shall deliver to the Committee a written representation to that effect in a form and substance satisfactory to the Committee. Upon demand, delivery of such representation prior to the delivery of shares of Stock shall be a condition precedent to the Participant’s right to receive such shares of Stock.
8.05 Rights as Stockholders. Participants shall have all of the rights of stockholders of the Company with respect to all shares subject to an Award Agreement except for the right to receive dividends, whether in cash or Common Stock, when paid to other stockholders prior to the lapse of all restrictions on the Restricted Shares, provided, however, that any cash or Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which restrictions have not then lapsed shall be subject to the same restrictions as described in Section 7.02 and held or restricted as provided in Section 7.01 until such restrictions lapse.
8.06 Non-Uniform Determinations. The actions and determinations of the Committee need not be uniform and may be taken or made by the Committee selectively among employees or Participants, whether or not similarly situated.
8.07 Amendment and Termination of Administrative Rules. The Committee shall have complete power and authority to amend or terminate these administrative rules at any time it is deemed necessary or appropriate. No termination or amendment of the administrative rules may, without the consent of the Participant to whom any award shall theretofore have been granted under the Non-Employee Director Compensation Program, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.
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